EXHIBIT 11.1
                        DAWSON PRODUCTION SERVICES, INC.
                        EARNINGS PER SHARE COMPUTATIONS
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
                                                                 March 31,       March 31,       March 31,
                                                                   1995            1996            1997
                                                                 ---------       ---------       ---------
Primary Earnings Per Share
Net Income .................................................   $ 1,061,236    $ 1,372,998    $5,076,970
Preferred stock dividends ..................................      (101,007)       (88,273)         --
                                                               -----------    -----------    ----------
Income before extraordinary item ...........................       960,229      1,284,725     5,076,970
Extraordinary item .........................................          --         (513,819)         --
                                                               -----------    -----------    ----------
Net income applicable to common stock ......................   $   960,229    $   770,906    $5,076,970
                                                               -----------    -----------    ----------
Shares used in earnings per share computation ..............     2,155,380      2,931,234     7,189,638
                                                               -----------    -----------    ----------
Earnings per share .........................................   $      0.45    $      0.27    $     0.71
                                                               -----------    -----------    ----------

Fully Diluted Earnings Per Share
Net Income .................................................   $ 1,061,236    $ 1,372,998    $5,076,970
Interest on convertible debt, net of tax ...................        59,091          4,894          --
                                                               -----------    -----------    ----------
Income before extraordinary item ...........................     1,120,327      1,377,892     5,076,970
Extraordinary item .........................................          --         (513,819)         --
                                                               -----------    -----------    ----------
Net income applicable to common stock ......................   $ 1,120,327    $   864,073    $5,076,970
                                                               -----------    -----------    ----------
Shares used in earnings per share computations .............     2,648,740      3,207,622     7,189,638
                                                               -----------    -----------    ----------
Earnings per share .........................................   $      0.42    $      0.27    $     0.71
                                                               -----------    -----------    ----------

                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                              COMPUTATIONS-PRIMARY

Weighted average outstanding common shares .................     1,399,577      2,471,712     7,055,491
Dilutive effect of stock and warrants issued within one year
    prior to initial public offering .......................       713,098        411,184          --
Average other common equivalent shares-dilutive effect of
    warrant shares .........................................        42,705         48,338       134,147
                                                               -----------    -----------    ----------
Shares used in earnings per share computations .............     2,155,380      2,931,234     7,189,638
                                                               -----------    -----------    ----------

                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                           COMPUTATIONS-FULLY DILUTED

Weighted average outstanding common shares .................     1,399,577      2,471,712     7,055,491
Dilutive effect of stock and warrants issued within one year
    prior to initial public offering .......................       713,098        411,184          --
Average other common equivalent shares-dilutive effect of
    warrant shares .........................................        42,705         48,338       134,147
Average shares attributable to preferred stock .............       347,440        262,004          --
Average shares attributable to convertible debt ............       145,920         14,384          --
                                                               -----------    -----------    ----------
Shares used in earnings per share computation ..............     2,648,740      3,207,622     7,189,638
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